UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): May 24, 2012 (May 18, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 18, 2012, ChinaCast Education Corporation (the “Company”) delivered a borrowing notice and acknowledgement (the “Borrowing Notice”) to a group of lenders consisting of Fir Tree Value Master Fund, L.P. (“Fir Tree Value”), Fir Tree Capital Opportunity Master Fund, L.P. (“Fir Tree Capital” and, collectively with Fir Tree Value, “Fir Tree”), Lake Union Capital Fund, LP (“Lake Union Capital”), Lake Union Capital TE Fund, LP (“Lake Union Capital TE”), MRMP Managers LLC (“MRMP”), Harkness Trust (“Harkness”), Ashford Capital Partners, L.P. (“Ashford”), Anvil Investment Associates, L.P. (“Anvil”) and Columbia Pacific Opportunity Fund L.P. (“Col-Pac”) (each of Fir Tree Value, Fir Tree Capital, Lake Union Capital, Lake Union Capital TE, MRMP, Harkness, Ashford, Anvil and Col-Pac, individually, a “Purchaser” and collectively, the “Purchasers”). Each of the Purchasers is a shareholder of the Company, and Ned Sherwood, a director on the Company’s board and shareholder of the Company, is an investment manager of MRMP.

The Borrowing Notice was delivered pursuant to the subsequent advance provisions of Section 5.2 of the Notes and Warrants Purchase Agreement (the “Purchase Agreement”) entered into by and among the Company, the Purchasers and Col-Pac as of April 10, 2012, as described in the Company’s Form 8-K filed on April 16, 2012 (the “Initial Financing Form 8-K”). Further to the Borrowing Notice, each of the Purchasers agreed to purchase additional promissory notes (collectively, the “Second Tranche Notes”) in the aggregate principal amount of $1,096,181.50 and having the same terms (other than an initial interest payment date of November 19, 2012, and a maturity date of May 18, 2013) as the initial promissory notes purchased by such parties pursuant to the Purchase Agreement (the “First Tranche Notes”, and together with the Second Tranche Notes, the “Notes”), which terms are described in the Initial Financing Form 8-K and are incorporated herein by reference. The aggregate principal amount of Notes purchased in the initial financing and second financing is $2,192,363.00.

Warrants. As previously disclosed in the Initial Financing Form 8-K, the Purchase Agreement provides that the Company will issue to each Purchaser one warrant convertible into one share of the Company’s common stock (collectively, the “Warrants”) for every two dollars of principal amount that the Purchaser funds under their respective Notes. In connection with the purchase of the Second Tranche Notes, the Company is required to issue an aggregate 548,091 Warrants to the Purchasers. The total number of Warrants issued in the initial financing and the second financing is 1,096,182. In connection with the purchase of the Second Tranche Notes, the Company changed the exercise price of the Warrants from $4.00 per share to $1.00 per share for all 1,096,182 Warrants issued in the initial financing and this second financing. Other than the exercise price, the other terms of the Warrants, as described in the Initial Financing Form 8-K, remain unchanged: each Warrant shall expire on the fifth anniversary of issuance and include anti-dilution protections for ordinary stock splits, stock dividends and recapitalizations. The Company is required to issue the Warrants to the Purchasers as soon as practicable.

In addition, so long as the Company’s common stock remains listed on NASDAQ, MRMP will not exercise its Warrants at the $1.00 per share exercise price until the Company has obtained shareholder approval to issue the applicable Warrants to MRMP with such exercise price. In the event MRMP decides to exercise any of its Warrants before such shareholder approval is obtained, it has agreed to do so at an exercise price of $4.24 per share of the Company’s common stock (as adjusted for any anti-dilution protections under the terms of the Warrants), which is the consolidated closing bid price of the Company’s stock on March 30, 2012. The Company has agreed to include, in the proxy statement for its next shareholders’ meeting, a request for shareholders to approve and ratify the issuance of the applicable Warrants to MRMP at the $1.00 exercise price provided for under the Borrowing Notice, and the Company has agreed to use its reasonable best efforts to obtain such approval.

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Agreement Filed as Exhibit. The foregoing description of the terms of the Borrowing Notice does not purport to be complete and is qualified in its entirety by reference to the full text of the Borrowing Notice, a copy of which is attached hereto as Exhibit 4.1.

Use of Proceeds. The Company intends to use the proceeds from this financing for working capital for professional service provider fees and other expenses related to the chop recovery efforts, asset recovery efforts, investigations, and other matters previously disclosed in the Company’s recent Forms 8-K; vendor payments; payroll; and other corporate purposes.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Second Tranche Notes set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

The information relating to the Warrants set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The 548,091 Warrants agreed to be issued in the second financing, similar to the 548,091 Warrants agreed to be issued in the initial financing, are being issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the “1933 Act”), as amended, and Rule 506 of Regulation D under the 1933 Act.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

4.1	Borrowing Notice and Acknowledgement, dated May 18, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012

ChinaCast Education Corporation

By:	/s/ Derek Feng
Derek Feng Chief Executive Officer

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